                                  EXHIBIT 99.2

                          FINAL SUBSCRIPTION AGREEMENT

To the Board of Directors of
INTEGRITY BANCSHARES, INC.
11130 State Bridge Road, Suite D-203
Alpharetta, Georgia 30022

Gentlemen:

         I hereby subscribe to purchase the number of shares of Integrity Bancshares, Inc.'s common stock indicated below.

         I have received a copy of Integrity Bancshares, Inc.'s final prospectus, dated _________, 2000. I understand that my purchase of Integrity Bancshares, Inc.'s common stock involves significant risk, as described under "Risk Factors" in the preliminary prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of Integrity Bancshares, Inc.'s offering of common stock, the accuracy or adequacy of the final prospectus, or any recommendation or endorsement concerning an investment in the common stock.

         I enclose my check in the amount of $10.00 multiplied by the number of shares I wish to buy. My check will be made payable to "The Bankers Bank - Escrow Account for Integrity Bancshares, Inc.."

         WHEN INTEGRITY BANCSHARES, INC. RECEIVES THIS AGREEMENT AND MY CHECK, THIS SUBSCRIPTION AGREEMENT WILL BECOME FINAL AND BINDING AND WILL BE IRREVOCABLE UNTIL THE OFFERING IS CLOSED.

Number of Shares (Minimum 2,500 shares):          __________________

Total Subscription Price (at $10.00 per share):  $__________________



                                                      __________________________
                                                      __________________________
                                                      Please print or type exact
                                                      name(s) in which the
                                                      shares should be
                                                      registered)

Accepted as of __________________, 2000, as to _____________ shares.

INTEGRITY BANCSHARES, INC.

By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------

                                 SUBSTITUTE W-9

         Under the penalties of perjury, I certify that: (1) the Social Security number or Taxpayer Identification number given below is correct; and (2) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.


------------------------                    ---------------------------------
Date                                                 Signature(s)*

------------------------
Area Code and Telephone No.
                                                -------------------------------
                                                Please indicate the form of
                                                ownership desired for the
                                                shares (individual, joint
                                                tenants with right of
                                                survivorship, tenants in
                                                common, trust, corporation,
                                                partnership, custodian,
                                                etc.)

---------------------------------
Social Security Number or Federal
Taxpayer Identification Number


                                                -------------------------------
                                                Street Address

                                                -------------------------------
                                                City/State/Zip Code

*When signing as attorney, trustee, administrator or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In case of joint tenants, each joint owner must sign.